Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-181108, 333-181107, 333-150704, 333-97745, 333-90764 and 333-102602 on Form S-8 and Registration Statement No. 333-178428 on Form S-3 of Laboratory Corporation of America Holdings of our report dated February 27, 2014 with respect to the consolidated financial statements of Covance Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

MetroPark, New Jersey

December 4, 2014